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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   Form 8-K



              Current Report Pursuant to Section 13 or 15 (d) of
                      The Securities Exchange Act of 1934



      Date of Report  (Date of earliest event reported): July 1, 1999
                                                         ------------

                            Micron Technology, Inc.
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            (Exact Name of Registrant as Specified in its Charter)


    Delaware                      1-10658                  75-1618004
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(State or other                (Commission              (I.R.S Employer
jurisdiction of                File Number)            Identification No.)
incorporation)


8000 South Federal Way, P.O. Box 6, Boise, Idaho            83707-0006
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(Address of Principal Executive Offices)                    (Zip Code


Registrant's telephone number, including area code  (208) 368-4000


                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events
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         See following press release, dated July 1, 1999, announcing certain changes in the directors of the Company.

FOR IMMEDIATE RELEASE

Contacts:

Julie Nash                              Denise Smith
Micron Technology, Inc.                 Micron Electronics, Inc.
(208) 368-4000                          (208) 393-4425
Web site URL: http://www.micron.com     email: denisesmith@micronpc.com
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FAX-on-demand: 800-239-0337

         MICRON TECHNOLOGY, INC. AND MICRON ELECTRONICS, INC. ANNOUNCE
              RETIREMENT OF J.R. SIMPLOT FROM BOARDS OF DIRECTORS

         Boise, Idaho, June 16, 1999 -- Micron Technology, Inc. (MTI), and Micron Electronics, Inc. (MEI), today announced the retirement of John R. Simplot from the Boards of Directors of both companies effective July 1, 1999. Mr. Simplot, founder of J.R. Simplot Company, has served on the MTI board since 1980 and on the MEI board since 1995. Mr. Simplot was one of the initial investors in Micron Technology and has made many contributions to the company over the years.

         Steve Appleton, President, Chairman, and CEO of MTI said, "We are grateful to Mr. Simplot for his many years of devoted service and support for this organization. He has provided valuable insight over the years and will be missed by all. We wish him well in his retirement from service with the Company."

         Mr. Simplot commented, "I'm over 90 years old and have served Micron for nearly two decades. I think I can say that I have 'put in my time.' I have nothing but support for the Company and its management. It certainly has been a pleasure to represent the shareholders and watch the Company grow."

         Micron Technology, Inc., and its subsidiaries manufacture and market DRAMs, very fast SRAMs, Flash, other semiconductor components, memory modules, graphics accelerators, personal computer systems, and radio frequency identification (RFID) products. Micron's common stock is traded on the New York Stock Exchange (NYSE) under the symbol MU. To learn more about Micron Technology, Inc., visit its website at www.micron.com.

         Micron Electronics, Inc. (Nasdaq: MUEI), a recognized industry leader and direct vendor known for its award-winning products and services, develops, manufactures and markets high-performance, competitively priced computing solutions to consumers, small businesses, commercial, and public sector buyers. Its superior customer service and toll-free hardware technical support is available to customers 24 hours a day, seven days a week during the terms of a system's limited warranty. Micron offers value and convenience through direct sales via the Internet (www.micronpc.com), by phone 800/249-1179 or by fax 208/893-7240.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Micron Technology, Inc.
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                                             (Registrant)

July 5, 1999                       By  /s/ Wilbur G. Stover, Jr.
                                   ---------------------------------
                                       Vice President of Finance and
                                       Chief Financial Officer